UNITED STATES
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Veoneer, Inc.
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Magna and Veoneer Announce Expiration of Hart-Scott-Rodino Waiting Period

September 20, 2021 23:50
Companies File for Regulatory Approvals in the European Union and China

Stockholm, Sweden, September 20, 2021 - Magna International Inc. and Veoneer, Inc. (NYSE: VNE; SSE: VNE SDB) today announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, in connection with the previously announced acquisition of Veoneer by Magna.

Pursuant to the agreement announced on July 22, 2021, Magna will acquire all of the issued and outstanding shares of Veoneer for $31.25 per share in cash, representing an equity value of $3.8 billion, and an enterprise value of $3.3 billion, inclusive of Veoneer’s cash, net of debt and other debt-like items as of March 31, 2021.

The waiting period expired at 11:59 p.m. on September 13, 2021 without the issuance of a so-called “second request” by the U.S. Federal Trade Commission (the “FTC”) or the U.S. Department of Justice Antitrust Division (the “DOJ”). Expiration of the waiting period under the HSR Act satisfies one of the conditions necessary for the consummation of the merger.

Additionally, the companies have submitted investment screening filings in France, Germany and Italy, and have submitted draft antitrust filings (requesting reviews under applicable simplified procedures) in the European Union and China. The companies are also progressing antitrust filings in South Korea and Canada, the other two jurisdictions in which approvals are required.

A Special Meeting of Veoneer Stockholders is scheduled to take place virtually via webcast on October 19, 2021 and will ask stockholders to consider and vote on a proposal to adopt the Magna merger agreement. Only stockholders of record at the close of business on September 7, 2021, will be entitled to be present and vote at the meeting. The transaction, which is expected to close by the end of 2021 or in the first quarter of 2022, remains subject to the approval of Veoneer’s stockholders, other regulatory approvals and other customary closing conditions.

Background

On August 5, 2021, Qualcomm publicly announced a competing proposal to acquire Veoneer and on August 8, Veoneer announced that it intended to engage in discussions with Qualcomm regarding its proposal.  If, after those discussions, Qualcomm presents a final, complete proposal that the Veoneer Board determines to constitute a “Superior Proposal” (as defined in the Merger Agreement with Magna), then Veoneer may terminate the Merger Agreement subject to certain requirements including the payment of a $110 million termination fee to Magna and pursue a transaction with Qualcomm.

Unless and until that happens, the Merger Agreement between Veoneer and Magna remains in full force and effect, and the board of directors of Veoneer has not withdrawn or modified its recommendation that the stockholders of Veoneer vote in favor of the approval of the merger, the Merger Agreement and the transactions contemplated thereby.

All published information regarding Veoneer ownership matters can be found at veoneer.com.

Citi serves as financial advisor and Sidley Austin LLP serves as legal counsel to Magna. Rothschild & Co and Morgan Stanley serve as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP serves as legal counsel to Veoneer.

VEONEER CONTACT

Thomas Jönsson, EVP Communications & IR
thomas.jonsson@veoneer.com, tel +46 (0)8 527 762 27

ABOUT VEONEER

Veoneer, Inc. is a worldwide leader in automotive technology. Our purpose is to create trust in mobility. We design, develop, and manufacture state-of-the-art software, hardware and systems for occupant protection, advanced driving assistance systems, and collaborative and automated driving to OEMs globally. Headquartered in Stockholm, Sweden, Veoneer has 7,500 employees in 11 countries. In 2020, sales amounted to $1.37 billion. The Company is building on a heritage of close to 70 years of automotive safety development. In 2018, Veoneer became an independent, publicly traded company listed on the New York Stock Exchange (NYSE: VNE) and on the Nasdaq Stockholm (SSE: VNE SDB).

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in connection with the proposed acquisition of Veoneer by Magna pursuant to a definitive Agreement and Plan of Merger (the “merger agreement”) between Veoneer, Magna and 2486345 Delaware Corporation. In connection with the proposed merger, Veoneer has filed relevant materials with the United States Securities and Exchange Commission (SEC), including a proxy statement which will be mailed or otherwise disseminated to Veoneer’s stockholders. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT VEONEER AND THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about Veoneer or the proposed merger, once such documents are filed with the SEC, free of charge at the SEC’s website at www.sec.gov, or from Veoneer at https://www.veoneer.com/en/investors or by directing a request to Veoneer’s Investor Relations Department at thomas.jonsson@veoneer.com.

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Veoneer Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. The reader is cautioned not to rely on these forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Risks and uncertainties include, but are not limited to: (i) the merger may involve unexpected costs, liabilities or delays; (ii) the failure to satisfy the conditions to the consummation of the transaction, including approval of the merger by Veoneer’s stockholders and the receipt of certain governmental and regulatory approvals on the terms or at the timing expected; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iv) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (v) risks related to diverting management attention from ongoing business operations; (vi) the business of Veoneer may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; and (vii) the outcome of any legal proceedings that may be instituted against Veoneer or Magna related to the merger agreement or the transaction contemplated thereby. The foregoing list of factors is not exhaustive. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Veoneer’s financial condition, results of operations, credit rating or liquidity.

You should carefully consider the foregoing factors and the other risks and uncertainties relating to Veoneer described in Veoneer’s Annual Report on Form 10-K for the most recently completed fiscal year, and other reports and documents filed by Veoneer from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Veoneer assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Veoneer does not give any assurance that it will achieve its expectations.